      As filed with the Securities and Exchange Commission on July 18, 2003

                              Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                               ARADIGM CORPORATION
             (Exact name of registrant as specified in its charter)




           CALIFORNIA                                  94-3133088
    (State of Incorporation)                 (I.R.S. Employer Identification
                                                           No.)

                                 --------------
                               3929 POINT EDEN WAY
                                HAYWARD, CA 94545
                    (Address of principal executive offices)

                                 --------------

                           1996 EQUITY INCENTIVE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                               RICHARD P. THOMPSON
                           CHIEF EXECUTIVE OFFICER AND
                       CHAIRMAN OF THE BOARD OF DIRECTORS
                               3929 POINT EDEN WAY
                                HAYWARD, CA 94545
                                 (510) 265-9000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 --------------

                                   Copies to:
                               JAMES C KITCH, ESQ.
                              JAMIE E. CHUNG, ESQ.
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                             SAN FRANCISCO, CA 94111
                                 (415) 693-2000

                                 --------------

                         CALCULATION OF REGISTRATION FEE


                            AMOUNT TO        PROPOSED MAXIMUM           PROPOSED MAXIMUM
TITLE OF SECURITIES            BE             OFFERING PRICE              AGGREGATE               AMOUNT OF
 TO BE REGISTERED        REGISTERED(1)          PER SHARE (2)          OFFERING PRICE (2)      REGISTRATION FEE
 ----------------        -------------          -------------          ------------------      ----------------
Shares of Common           11,013,510             $1.89                 $20,815,534              $1,683.98
Stock, no par value        ----------             -----                 ------------             ----------
per share, reserved
for future issuance
under the 1996
Equity Incentive Plan

Shares of Common            2,000,000             $1.89                  $3,780,000                $305.80
Stock, no par value        ----------             -----                 ------------             ----------
per share, reserved
for future issuance
under the Employee
Stock Purchase Plan

Total                      13,013,510                                   $24,595,534              $1,989.78
                           ----------                                   ------------             ----------


(1) This Registration Statement shall cover any additional shares of the Common Stock of Aradigm Corporation (the "Company" or "Registrant") which become issuable under the Company's 1996 Equity Incentive Plan (the "Incentive Plan") and Employee Stock Purchase Plan (the "Purchase Plan") (the Incentive Plan and Purchase Plan being hereinafter collectively referred to as the "Plans") set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Company's outstanding Common Stock.


(2) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on July 15, 2003 for shares available for issuance pursuant to the Plans (pursuant to Rule 457(c) under the Act).






                                       2.

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                       REGISTRATION STATEMENTS ON FORM S-8
    NOS. 333-15947, 333-62039, 333-92169, 333-43152, 333-63116 AND 333-85241

      The contents of the Registration Statements on Form S-8 Nos. 333-15947, 333-62039, 333-92169, 333-43152, 333-63116 and 333-85241 filed with the
Securities and Exchange Commission on November 12, 1996, August 21, 1998, December 6, 1999, August 7, 2000, June 15, 2001 and March 29, 2002,
respectively, are incorporated by reference herein.

                                  EXHIBITS

EXHIBIT
NUMBER

5.1   Opinion of Cooley Godward llp

23.1 Consent of Ernst & Young LLP, Independent Auditors 23.2 Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement

24.1  Power of Attorney is contained on the signature pages




                                       3.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on July 18, 2003.


                                          ARADIGM CORPORATION


                                          By:  /s/ Richard P. Thompson
                                             ---------------------------------
                                          Richard P. Thompson
                                          Chief Executive Officer and
                                          Chairman of the Board





                             POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard P. Thompson and Thomas C. Chesterman, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                          TITLE                       DATE
/s/ Richard P. Thompson                  Chief Executive Officer      July 18, 2003
------------------------------           and Chairman of the
   (Richard P. Thompson)                 Board of Directors
                                         (Principal Executive
                                         Officer)

/s/ Thomas C. Chesterman                 Senior Vice President        July 18, 2003
------------------------------           and Chief Financial
   (Thomas C. Chesterman)                Officer (Principal
                                         Financial and Accounting
                                         Officer)

/s/ Frank H. Barker                      Director                     July 18, 2003
------------------------------
   (Frank H. Barker)

/s/ Stan M. Benson                       Director                     July 18, 2003
------------------------------
   (Stan M. Benson)

                                       4.

                                         Director                     __________, 2003
------------------------------
   (Igor Gonda, Ph.D.)

/s/ John Nehra                           Director                     July 18, 2003
------------------------------
   (John Nehra)

/s/ Wayne I. Roe                         Director                     July 18, 2003
------------------------------
   (Wayne I. Roe)

/s/ Virgil D. Thompson                   Director                     July 18, 2003
------------------------------
   (Virgil D. Thompson)




                                       5.

                                  EXHIBIT INDEX

 EXHIBIT                                                           SEQUENTIAL
 NUMBER                         DESCRIPTION                       PAGE NUMBERS
    5.1    Opinion of Cooley Godward llp                                7

   23.1    Consent of Ernst & Young LLP, Independent Auditors           8

   23.2    Consent of Cooley Godward llp is contained in                --
           Exhibit 5.1 to this Registration Statement

   24.1    Power of Attorney is contained on the signature              --
           pages.

                                       6.